UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 9, 2011

Inter Parfums, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated August 9, 2011, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed pursuant to this Item 2.02. They are as follows:

•           The 1st through 4th paragraphs, all relating to income and expense for the second quarter and the six months ended June 30, 2011

•           The first sentence of the fifth paragraph relating to sales of Jimmy Choo fragrances

•           The first sentence of the sixth paragraph relating to product launches during the second quarter by United States operations

•           The 12th paragraph relating to the conference call to be held on August 10, 2011

•           The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated August 9, 2011, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed  pursuant to this Item 7.01 and Regulation FD. They are as follows:

•           Certain portions of the fifth paragraph relating to the launch of Burberry Body

•           Certain portions of the sixth paragraph relating to second half seasonality, and product launches and international distribution for United States operations

•           The seventh paragraph relating to renewal of agreements with The Gap, Inc.

•           The eighth paragraph relating to the Ana Sui license, the Pierre Balmain license and anticipated new product introductions for both brands in 2013

•           The ninth paragraph relating to anticipated inventory levels, and promotional and advertising expenditures for the second six months of 2011

•           The 10th paragraph relating 2011 guidance and related matters

•           The 14th paragraph relating to forward looking information

•           The balance of such press release not otherwise incorporated by reference in Item 2.02 or Item 8.01

Item 8.01. Other Events.

Certain portions of our press release dated August 9, 2011, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed  pursuant to this Item 8.01. They are as follows:

•           The 11th paragraph relating to payment of quarterly dividends

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated August 9, 2011.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: August 9, 2011
Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President